Exhibit 10.2

Execution Version

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: up to $3,150,000	Dated as of January 10, 2024

Spring Valley Acquisition Corp. II, a Cayman Islands exempted company and blank check company (the “Maker”), promises to pay to the order of Spring Valley Acquisition Sponsor II, LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Holder”), or order, the principal sum of up to $3,150,000 in lawful money of the United States of America, on the terms and conditions described below (this “Note”).

1.              Principal. The entire unpaid Principal Amount (as defined below) under this Note shall be due and payable in full (unless otherwise satisfied, in the case of clauses (i) and (iii)) on the earlier of: (i) the date by which the Maker has to complete its initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (the “Business Combination”) pursuant to the Maker’s amended and restated memorandum and articles of association (as may be amended from time to time, the “Articles of Association”), (ii) immediately upon the consummation of the Business Combination and (iii) if the Business Combination is not consummated, the date of the termination, dissolution or winding up of the Maker as determined in the sole discretion of the Maker’s board of directors (such earlier date of (i), (ii) and (iii), the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). Any outstanding unpaid Principal Amount under this Note may be prepaid at any time by the Maker, at its election and without penalty. Under no circumstances shall any individual, including, but not limited to, any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2.              Interest. No interest shall accrue on the unpaid Principal Amount of this Note.

3.              Drawdowns; Register. Beginning on January 11, 2024, and thereafter on the fifteenth day of each month until the Maturity Date (or if such fifteenth day is not a business day, on the business day immediately preceding such fifteenth day), the Holder shall advance directly to the Maker’s Trust Account (as defined in the Articles of Association) $150,000 (each, an “Advance” and the sum of all Advances, the “Principal Amount”). The Maker shall maintain a register reflecting each Advance and any prepayment of all or a portion of the Principal Amount outstanding under this Note for purposes of recording the aggregate unpaid Principal Amount of this Note outstanding at any time.

4.              Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid Principal Amount of this Note.

5.              Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)              Failure to Make Required Payments. Failure by Maker to pay the unpaid Principal Amount due pursuant to this Note on the Maturity Date.

(b)              Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)              Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6.              Remedies.

(a)              Upon the occurrence of an Event of Default specified in Section 5(a) hereof, the Holder may, by written notice to the Maker, declare this Note to be immediately due and payable, whereupon the unpaid Principal Amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable (unless otherwise satisfied) without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)              Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid Principal Amount of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of the Holder.

7.              Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Holder under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Holder.

8.              Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Holder with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

9.              Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10.             Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11.             Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.              Trust Waiver. Notwithstanding anything herein to the contrary, the Holder hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account to be established in which the proceeds of the IPO conducted by the Maker (including the deferred underwriters discounts and commissions) and certain of the proceeds of the sale of the warrants issued in a private placement to occur in connection with the consummation of the IPO are to be deposited, as described in greater detail in the registration statement and prospectus to be filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

13.              Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Holder.

14.              Assignment; Successors and Assigns. No assignment or transfer of this Note or any rights or obligations hereunder may be made by either party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void. This Note shall be binding upon and benefit the permitted successors and permitted assigns of a party hereto.

[Signature page follows]

IN WITNESS WHEREOF, the Maker, intending to be legally bound, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Spring Valley Acquisition Corp. II a Cayman Islands exempted company

By:	/s/ Robert Kaplan
Name:	Robert Kaplan
Title:	Chief Financial Officer and Vice President of Business Development

Acknowledged and agreed (and intending to be legally bound with respect to Section 3 hereof) as of the day and year first above written:

Spring Valley Acquisition Sponsor II, LLC

By:	/s/ David Levinson
Name:	David Levinson
Title:	Corporate Secretary

[Signature Page to Promissory Note]